EXHIBIT 23.1


                      CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement Form S-3 No. 33-71574 of Sport Supply Group, Inc. and in the related Prospectus and in the Registration Statements on Form S-8 No. 33-42056, 33-48514, 33-80028, 333-27191, 333-27193, and 333-36314 of our report dated November 20, 2000, except for Note 3 as to which the date is December 27, 2000, with respect to the consolidated financial statements of Sport Supply Group, Inc. included in this Form 10-K for the year ended September 29, 2000.


                                          ERNST & YOUNG LLP

  Dallas, Texas
  December 27, 2000